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EXHIBIT 10.2

                         FINANCIAL CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made effective this 28th day of January 1999 by and between, Richard Surber ("Consultant") and Modern Medical Modalities Corporation ("Client"), a New Jersey corporation with respect to the following:

                                    RECITALS

         WHEREAS, Consultant is in the business of providing general business consulting services to privately held and publicly held corporations; and

         WHEREAS, Client desires to retain Consultant to provide advice relative to structuring any merger, acquisition, asset purchase or joint venture agreement the Company may enter into over the next six months.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

         1 ENGAGEMENT OF CONSULTANT. Consultant agrees to allocate sufficient time to assist Client in structuring any potential merger, acquisition, asset purchase or joint venture agreement in the event Client wishes to have Consultant evaluate such transactions and/or assist Client in structuring any such transaction. In addition, Consultant will advise Client and provide consultation services regarding:

         a. Potential strategies for generating new business for the Company

         b. Structuring of potential business opportunities for the Company

         c.       General corporate filings as needed

         d.       Document preparation as needed to accomplish the above

All of the foregoing services collectively are referred to herein as the "Consulting Services."

         2.       Term of Agreement, Extensions and Renewals

This Agreement shall have a term of six months (the "Initial Consulting Period") from the date first appearing herein. This Agreement may be extended on a month to month basis (the "Extension Period") by mutual agreement of the parties executed in writing specifying the compensation for the Extension Period. In the event of early termination, Client shall be obligated for any amounts due under this agreement. Such notice of either extension or termination shall be in writing and shall be delivered via U.S. certified mail, when applicable, effective ten (1 0) days after delivery to the other party.

3. COMPENSATION Client shall compensate Consultant for consulting services ("Consulting Services") rendered pursuant to this Agreement as follows:

a. Client shall pay Consultant a true retainer fee of 20,000 shares of its common stock to ensure that Consultant will be available to advise Client in the event

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Client wishes to evaluate a merger, acquisition, asset purchase or joint venture agreement for the Term of this Agreement.

b. In addition, Client agrees to pay Consultant $175 an hour for services rendered pursuant to paragraph (1) above. The hourly fee can be paid in shares of Clients common stock valued at $.20 per shares with 10 days of the Company's receipt of an invoice setting forth the services provided by Consultant.

c. All shares issued to Consultant pursuant to this Agreement shall be registered under section S-8 of the Securities and Exchange Act. If Consultant's shares are deemed restricted under the Act, such shares shall have "piggy back" registration rights with any registration statement, such statement filed at such time as Client, in its sole discretion, deems advisable.

4.       DUE DILIGENCE

Client shall supply and deliver to Consultant all information as may be reasonably requested by Consultant to enable Consultant to make an investigation of the Client and its business prospects, and they shall make available to Consultant names, addresses, and telephone numbers as Consultant may need to verify or substantiate any such information provided.

5.       BEST EFFORTS BASIS

Consultant agrees that it will at all times faithfully, to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on the Clients' business or that any subsequent financial improvement will result from Consultants' efforts. Client understands and acknowledges that the success or failure of Consultants' efforts will be predicated on the Clients' assets and operating results.

6.       INDEPENDENT LEGAL AND FINANCIAL ADVICE

Consultant is not a law firm; neither is it an accounting firm. Consultant does, however, employ professionals in those capacities to better enable Consultant to provide consulting services. Client represent that they have not nor will they construe any of the Consultants' representations to be statements of law. Each entity has and will continue to seek the independent advice of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by Consultant to Client and all opportunities Consultant introduces to Client.

7.       MISCELLANEOUS

a. The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts

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together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.


b. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions. From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

c. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah and any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, Utah. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein

RICHARD D. SURBER

/s/ Richard D. Surber
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MODERN MEDICAL MODALITIES CORPORATION

/s/ Jan Goldberg
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Jan Goldberg, Vice President